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                                                               EXHIBIT 5.1

                    [LETTERHEAD OF HALE AND DORR LLP]

                                                         December 22, 1998

Arch Communications, Inc.

1800 West Park Drive, Suite 250

Westborough, MA 01581

Ladies and Gentlemen:

  We have assisted in the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of $130,000,000 in the aggregate principal amount of 12 3/4% Senior Notes due 2007 (the "Notes") of Arch Communications, Inc., a Delaware corporation (the "Company").

  We have examined the form of the Notes, the Certificate of Incorporation and By-Laws of the Company and all amendments thereto and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

  We have not made an independent review of the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the General Corporation Law statute of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the General Corporation Law statute of the State of Delaware. To the extent that the laws of any other jurisdiction govern the transactions as to which we are opining herein, we have assumed, with your permission, that such laws are identical to state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. For the purposes of this opinion, we have assumed that the facts and law governing the performance by the respective parties of their respective obligations under the Notes will be identical to the facts and law governing such performance as of the date of this opinion.

  The opinion hereinafter expressed is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and
(iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of the documents as to which we are opining herein or any of the documents or obligations referred to therein, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

  We are expressing no opinion as to compliance by the Company with the so-called "blue sky" or state securities laws (other than those of the Commonwealth of Massachusetts) or as to any state or federal anti-fraud laws, in connection with the issuance and sale of the Notes.
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  Based upon and subject to the foregoing, we are of the opinion that the
Notes, when issued against tender of the consideration therefor as contemplated in the prospectus which forms part of the Registration Statement (the "Prospectus"), will be valid and binding obligations of the Company and enforceable against the Company in accordance with their terms.

  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

  This opinion is delivered to the Company solely for the benefit of the Company, and may not be relied upon for any other purpose, or furnished to, quoted to or relied upon by any other party without our prior written consent.

  We hereby consent to the use of our name in the Registration Statement and in the Prospectus under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Hale and Dorr LLP

                                          HALE AND DORR LLP